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								EXHIBIT 99


Contact:    Analyst contact:  Dale A. Thatcher
	    Chief Accounting Officer
	    513-603-2244
	    dale.thatcher@ocas.com

	    Media contact:  Cindy L. Denney
	    Assistant Vice President, Corporation Communications
	    513-603-2074 (ofc.), 513-703-7372 (cell)
	    cindy.denney@ocas.com



FOR IMMEDIATE RELEASE

	       Ohio Casualty Corporation Announces Changes
			    in Top Management


FAIRFIELD, OHIO -- FEBRUARY, 17, 2000 - Ohio Casualty Corporation (NASDAQ:
OCAS) has announced the following changes in its senior management:

Lauren N. Patch has resigned as president and chief executive officer and from the Corporation's Board of Directors, effective immediately. Mr. Patch is leaving the company to pursue other business opportunities.

William L. Woodall, CPCU, current vice chairman of the board and former president of the Corporation, has been named president and chief executive officer, effective immediately. He also has been appointed by the Board of Directors as chairman of the board. The appointment will take effect during the Board's organizational meeting, which follows the Corporation's Annual Shareholders Meeting on April 26, 2000.

Mr. Woodall succeeds current Chairman of the Board Joseph L. Marcum, CPCU, who is not standing for re-election to the Board due to the Board's mandatory retirement policy.

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Mr. Marcum's term expires after his last official duty in chairing the
Shareholders Meeting.

Mr. Woodall and Mr. Marcum praised Mr. Patch for his contributions to the Corporation. "Lauren has led the Company during an extremely challenging period for the property and casualty insurance industry. We appreciate his many years of dedicated service and wish him well in his future endeavors."

A graduate of Miami University (Ohio), Mr. Woodall has been associated with the Corporation since 1947, when he joined The Ohio Casualty Insurance Co. as an auto underwriter in its Home Office in Hamilton. Bringing with him several years of agency experience, he advanced in the underwriting career path, holding positions as underwriter in the fire and casualty area and as field representative for the Des Moines and Indianapolis offices. In 1965, he was named branch manager of the Indianapolis Branch Office.

Mr. Woodall joined the Executive Department of the Corporation in 1968 as an assistant vice president, subsequently holding the positions of vice president, secretary and senior vice president. He was named executive vice president and secretary in 1986 and was appointed to the Board of Directors that same year. Mr. Woodall was appointed president and chief operating officer in 1988, maintaining that role until his retirement from active employment in 1991. Since 1991, he has maintained his active role on the Board of Directors.

A former board member of the Insurance Services Office (ISO), Mr. Woodall holds the Chartered Property Casualty Underwriter (CPCU) designation. He brings to the position a strong background in achieving excellent underwriting results.

Corporate profile

Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty companies that make up Ohio Casualty Group. Ohio Casualty Group is among the top 40 property and casualty insurance groups in the country, offering businesses and individuals a range of property-casualty products. The Group is active in more than 40 states, operates primarily through the independent agency system, and has written premiums of $1.6 billion. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS. Ohio Casualty Corporation has assets of more than $5 billion.


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Ohio Casualty Corporation publishes forward-looking statements relating to such matters as anticipated financial performance, business prospects and plans, regulatory developments and similar matters. The statements contained in this news release that are

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not historical information, are forward-looking
statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under The Securities Act of 1933 and The Securities Exchange Act of 1934 for forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Corporation's business and the results of the acquisition described herein, include the following: changes in property and casualty reserves; catastrophe losses; premium and investment growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; litigation and administrative proceedings; Year 2000 issues; ability of Ohio Casualty to integrate the acquired business and to retain the acquired insurance business; and general economic and market conditions.


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